Exhibit 99.1
Northern Oil and Gas, Inc. Announces First Quarter 2021 Results

HIGHLIGHTS

•First quarter production of 38,417 Boe per day, up 7.5% sequentially from the fourth quarter of 2020
•First quarter GAAP cash flow from operations of $62.8 million inclusive of changes in net working capital and Free Cash Flow (non-GAAP) of $41.7 million. See “Non-GAAP Financial Measures” below
•Total capital expenditures of $38.1 million, down 22% from the fourth quarter of 2020
•The Board of Directors has authorized the payment of all accrued and cash dividends on the Series A Preferred Stock in the aggregate amount of $22.0 million to be paid on May 15, 2021
•The Board of Directors has also declared Northern’s first ever quarterly common stock dividend of $0.03 per share payable July 30, 2021 to stockholders of record on June 30, 2021
•Closed Appalachian Basin acquisition from Reliance Marcellus, LLC on April 1, 2021
•Liquidity and balance sheet strengthened through debt and equity offerings with gross proceeds of $690 million in the first quarter. On May 15, Northern will have retired all near term debt maturities

MINNEAPOLIS (BUSINESS WIRE) - May 7, 2021 - Northern Oil and Gas, Inc. (NYSE American: NOG) (“Northern”) today announced the company’s first quarter results.

MANAGEMENT COMMENTS

“The first quarter performance was above our internal expectations across all metrics as our core Williston & Permian properties continued to deliver,” commented Nick O’Grady, Northern’s Chief Executive Officer. “The Company generated $41.7 million of Free Cash Flow, approximately 6% of our total quarter end market capitalization — in a single quarter. I am also very excited that we were able to continue to improve our liquidity and balance sheet with the completion of our financings in February. These transactions along with the continued growth of our business should provide us with sufficient cash flow to continue our strategy of making additional accretive acquisitions, reducing debt and providing returns to our stockholders. Our first ever quarterly dividend is the culmination of a tireless multi-year effort to put the Company in a position to return cash to its stockholders. As we achieve our targets, we believe we can provide meaningful cash returns to investors over the coming years.”

FIRST QUARTER FINANCIAL RESULTS

Oil and natural gas sales for the first quarter were $157.3 million. First quarter GAAP net loss, inclusive of a $128.6 million non-cash net mark-to-market loss on derivatives, was $90.4 million or $1.66 per diluted share. First quarter Adjusted Net Income was $40.2 million or $0.62 per diluted share, up from $21.7 million or $0.44 per diluted share in the prior year. Adjusted EBITDA in the first quarter was $98.8 million. See “Non-GAAP Financial Measures” below.

PRODUCTION

First quarter production was 38,417 Boe per day, a 7.5% increase from the fourth quarter of 2020. Oil represented 76% of total production in the first quarter. Northern estimates that curtailments and shut-ins still reduced the Company’s average daily production by an average of approximately 2,000 Boe per day in the first quarter, but that was a significant improvement from the fourth quarter of 2020. Northern had 6.7 net wells turned online during the first quarter, compared to 6.9 net wells turned online in the fourth quarter of 2020.

PRICING

During the first quarter, NYMEX West Texas Intermediate (“WTI”) crude oil averaged $58.13 per Bbl, and NYMEX natural gas at Henry Hub averaged $3.37 per million cubic feet (“Mcf”). Northern’s unhedged net realized oil price in the first quarter was $51.57, representing a $6.56 differential to WTI prices. Northern’s unhedged net realized gas price in the first quarter was $4.37 per Mcf, representing approximately 130% realizations compared with Henry Hub pricing.

OPERATING COSTS

Lease operating costs were $34.3 million in the first quarter of 2021, or $9.92 per Boe, up 15.6% on a per unit basis compared to the fourth quarter of 2020. This is consistent with Northern’s prior commentary of extensive workover expense related to bringing curtailed and shut-in production back to sales, and is expected to be transitory in nature. First quarter general and administrative (“G&A”) costs totaled $6.8 million or $1.96 per Boe. This includes $2.5 million of legal and other transaction expenses in connection with the Reliance acquisition and $0.8 million of non-cash stock-based compensation. Northern’s G&A costs excluding these amounts totaled $3.5 million or $1.01 per Boe in the first quarter. Northern expects approximately $2.5 - $3.5 million in additional non-recurring advisory and other transaction costs related to the Reliance acquisition to be incurred in the second quarter of 2021.

CAPITAL EXPENDITURES AND ACQUISITIONS

Capital spending for the first quarter was $38.1 million, made up of $33.1 million of organic drilling and completion (“D&C”) capital and $5.0 million of total acquisition spending and other items, inclusive of ground game D&C spending. Northern added 6.7 net wells to production in the first quarter, and wells in process decreased to 22.7 net wells, down 5.4 net wells from the prior quarter as well completions accelerated. On the ground game acquisition front, Northern closed on 6 transactions during the first quarter totaling 1.3 net wells and 186 net mineral acres.

MARCELLUS SHALE ACQUISITION

On February 3, 2021, Northern announced a definitive agreement to acquire assets from Reliance Marcellus, LLC, a subsidiary of Reliance Industries, Ltd., for $175.0 million in cash plus 3.25 million common stock warrants. The acquisition has an effective date of July 1, 2020 and closed on April 1, 2021. EQT Corporation, the operator of substantially all the assets, elected to exercise its preferential purchase right on a portion of the assets, which (together with the exercise of other preferential purchase rights) reduced the cash purchase price, net to Northern, by approximately $48.6 million, or 28%. Northern retained approximately 99% of the inventory on the assets. Northern has provided guidance for the acquired assets in the guidance section below, identical to what was provided in its fourth quarter 2020 earnings release.

LIQUIDITY AND CAPITAL RESOURCES

Northern had total liquidity of $417.2 million as of March 31, 2021, consisting of cash of $2.7 million, the Reliance acquisition deposit of $17.5 million, and $397.0 million of borrowing availability under the revolving credit facility.

On January 4, 2021, Northern retired $65 million, or 50% of its VEN Bakken Note. In February 2021, Northern additionally strengthened its balance sheet through common equity and debt transactions alongside of its announcement of the Reliance Marcellus acquisition. Northern issued 14.3 million shares of common equity for gross proceeds of $140.3 million. Northern also issued $550 million of 8.125% Senior Unsecured Notes due 2028. With the net proceeds from these transactions, Northern retired the remaining $65 million of its VEN Bakken Note and retired $272.1 million, or 95% of its remaining Senior Secured Notes due 2023 on February 18, 2021. Northern will call the remaining $15.7 million of 2023 Notes on or about May 15, 2021. Northern used the remainder of the proceeds to retire debt under its revolving credit facility and for cash on hand.

On April 1, 2021, upon closing of the Reliance acquisition, Northern funded the adjusted cash purchase price of $120.9 million with cash on hand, the $17.5 million deposit made during the first quarter, and borrowings under its credit facility. The cash purchase price included typical closing adjustments, including a reduction for the net cash flows already received by Reliance from the properties since the effective date, which was July 1, 2020. Northern expects additional cash purchase price reductions to be received over the next several months for net cash flows generated after the effective date, but not received by Reliance prior to the closing date.

STOCKHOLDER RETURNS

On April 23, 2021, Northern’s Board of Directors declared all current and accrued cash dividends for Northern’s Series A Preferred Stock, to be paid on May 15, 2021 in the total amount of $22.0 million.

On May 6, 2021, Northern’s Board of Directors declared its first ever regular quarterly cash dividend for Northern’s common stock of $0.03 per share for stockholders of record as of June 30, 2021, payable July 30, 2021.

2021 ESTIMATED GUIDANCE — WILLISTON AND PERMIAN PROPERTIES

2021 Guidance Ranges:
Annual Production (Boe per day)	37,750 - 42,750
Net Wells Added to Production	32 - 34
Operating Expenses Guidance:
Production Expenses (per Boe)	$8.75 - $9.75
Production Taxes	10% of Net Oil Revenues, $0.06 per Mcf for Natural Gas
Oil as a Percentage of Sales Volumes	78 - 80%
Average Differential to NYMEX WTI	$6.50 - $8.50

2021 ESTIMATED GUIDANCE — RELIANCE MARCELLUS PROPERTIES (FULL YEAR)

2021 Guidance Ranges:
Annual Production (Mmcf per day)	75 - 85
Net Wells Added to Production	3.5 - 3.8
Operating Expenses Guidance:
Production, Asset G&A and Marketing Expenses (per Mcf)	$0.85 - $0.95
Average Differential to NYMEX Henry Hub (per Mcf)	$0.55 - $0.65

2021 ESTIMATED GUIDANCE — CORPORATE

Full Year 2021
General and Administrative Expense (per Boe):
Cash (excluding any one-time transaction costs)	$0.80 - $0.90
Non-Cash	$0.20
Total Capital Expenditures (in millions)	$200 - $250

FIRST QUARTER 2021 RESULTS

The following tables set forth selected operating and financial data for the periods indicated.

	Three Months Ended March 31,
	2021	2020	% Change
Net Production:
Oil (Bbl)	2,630,178	3,138,380	(16)%
Natural Gas and NGLs (Mcf)	4,964,263	5,049,120	(2)%
Total (Boe)	3,457,555	3,979,900	(13)%

Average Daily Production:
Oil (Bbl)	29,224	34,488	(15)%
Natural Gas and NGLs (Mcf)	55,158	55,485	(1)%
Total (Boe)	38,417	43,735	(12)%

Average Sales Prices:
Oil (per Bbl)	$51.57	$37.07	39%
Effect of Gain (Loss) on Settled Oil Derivatives on Average Price (per Bbl)	(2.32)	10.04
Oil Net of Settled Oil Derivatives (per Bbl)	49.25	47.11	5%

Natural Gas and NGLs (per Mcf)	4.37	2.75	59%
Effect of Gain (Loss) on Settled Natural Gas Derivatives on Average Price (per Mcf)	(0.24)	—
Natural Gas and NGLs Net of Settled Natural Gas Derivatives (per Mcf)	4.13	2.75	50%

Realized Price on a Boe Basis Excluding Settled Commodity Derivatives	45.50	32.71	39%
Effect of Gain (Loss) on Settled Commodity Derivatives on Average Price (per Boe)	(2.11)	7.92
Realized Price on a Boe Basis Including Settled Commodity Derivatives	43.39	40.63	7%

Costs and Expenses (per Boe):
Production Expenses	$9.92	$9.38	6%
Production Taxes	3.89	2.99	30%
General and Administrative Expenses	1.96	1.22	61%
Depletion, Depreciation, Amortization and Accretion	9.03	15.53	(42)%

Net Producing Wells at Period End	482.3	464.8	4%

HEDGING

Northern hedges portions of its expected production volumes to increase the predictability of its cash flow and to help maintain a strong financial position. The following table summarizes Northern’s open crude oil commodity derivative swap contracts scheduled to settle after March 31, 2021.

Crude Oil Commodity Derivative Swaps(1)
Contract Period	Volume (Bbls)	Volume (Bbls/Day)	Weighted Average Price (per Bbl)
2021:
Q2	2,179,458	23,950	$56.38
Q3	2,154,410	23,418	$54.41
Q4	2,131,706	23,171	$53.93
2022:
Q1	1,447,000	16,078	$53.40
Q2	1,274,000	14,000	$53.75
Q3	1,058,000	11,500	$51.71
Q4	1,058,000	11,500	$51.63
2023:
Q1	112,500	1,250	$51.65

_____________
(1)This table does not include volumes subject to swaptions and call options, which could increase the amount of volumes hedged at the option of Northern’s counterparties. This table also does not include basis swaps. For additional information, see Note 11 to our financial statements included in our Form 10-Q filed with the SEC for the quarter ended March 31, 2021.

The following table summarizes Northern’s open natural gas commodity derivative swap contracts scheduled to settle after March 31, 2021.

Natural Gas Commodity Derivative Swaps
Contract Period	Gas (MMBTU)	Volume (MMBTU/Day)	Weighted Average Price (per Mcf)
2021:
Q2	5,924,507	65,104	$2.74
Q3	8,979,028	97,598	$2.82
Q4	8,784,210	95,481	$2.82
2022:
Q1	3,600,000	40,000	$3.00
Q2	910,000	10,000	$2.61
Q3	920,000	10,000	$2.61
Q4	920,000	10,000	$2.61

The following table presents Northern’s settlements on commodity derivative instruments and unsettled gains and losses on open commodity derivative instruments for the periods presented, which is included in the revenue section of Northern’s statement of operations:

	Three Months Ended March 31,
(In thousands)	2021	2020
Cash Received (Paid) on Derivatives:	$(7,297)	$31,506
Non-Cash Gain (Loss) on Derivatives:	(128,638)	345,075
Gain (Loss) on Derivative Instruments, Net	$(135,935)	$376,581

CAPITAL EXPENDITURES & DRILLING ACTIVITY

(In millions, except for net well data)	Three Months Ended March 31, 2021
Capital Expenditures Incurred:
Organic Drilling and Development Capital Expenditures	$33.1
Ground Game Drilling and Development Capital Expenditures	$1.8
Ground Game Acquisition Capital Expenditures	$2.6
Other	$0.6

Net Wells Added to Production	6.7

Net Producing Wells (Period-End)	482.3

Net Wells in Process (Period-End)	22.7
Decrease in Wells in Process over Prior Period	5.4

Weighted Average Gross AFE for Wells Elected to	$6.9 million

FIRST QUARTER 2021 EARNINGS RELEASE CONFERENCE CALL

In conjunction with Northern’s release of its financial and operating results, investors, analysts and other interested parties are invited to listen to a conference call with management on Friday, May 7, 2021 at 10:00 a.m. Central Time.

Those wishing to listen to the conference call may do so via webcast or phone as follows:

Webcast: https://78449.themediaframe.com/dataconf/productusers/nog/mediaframe/44884/indexl.html
Dial-In Number: (866) 373-3407 (US/Canada) and (412) 902-1037 (International)
Conference ID: 13719253 - Northern Oil and Gas, Inc. First Quarter 2021 Earnings Call
Replay Dial-In Number: (877) 660-6853 (US/Canada) and (201) 612-7415 (International)
Replay Access Code: 13719253 - Replay will be available through May 14, 2021

UPCOMING CONFERENCE SCHEDULE

SPE A&D Symposium
Houston, TX
May 13, 2021

UBS Global Oil and Gas Conference
May 26, 2021

Wells Fargo Energy Conference
June 2-3, 2021

Stifel Cross Sector Insight Conference
June 8, 2021

RBC Energy Conference
June 9, 2021

ABOUT NORTHERN OIL AND GAS

Northern Oil and Gas, Inc. is a company with a primary strategy of investing in non-operated minority working and mineral interests in oil & gas properties, with a core area of focus in the premier basins within the United States. More information about Northern Oil and Gas, Inc. can be found at www.northernoil.com.

SAFE HARBOR

This press release contains forward-looking statements regarding future events and future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”). All statements other than statements of historical facts included in this release regarding Northern’s financial position, operating and financial performance, business strategy, plans and objectives of management for future operations, industry conditions, and indebtedness covenant compliance are forward-looking statements. When used in this release, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future production and sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond Northern’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: changes in crude oil and natural gas prices; the pace of drilling and completions activity on Northern’s properties and properties pending acquisition; Northern’s ability to acquire additional development opportunities; potential or pending acquisition transactions; Northern’s ability to consummate pending acquisitions, and the anticipated timing of such consummation; the projected capital efficiency savings and other operating efficiencies and synergies resulting from Northern’s acquisition transactions; integration and benefits of property acquisitions, or the effects of such acquisitions on Northern’s cash position and levels of indebtedness; changes in Northern’s reserves estimates or the value thereof; disruptions to Northern’s business due to acquisitions and other significant transactions; infrastructure constraints and related factors affecting Northern’s properties; ongoing legal disputes over and potential shutdown of the Dakota Access Pipeline; the COVID-19 pandemic and its related economic repercussions and effect on the oil and natural gas industry; general economic or industry conditions, nationally and/or in the communities in which Northern conducts business; changes in the interest rate environment, legislation or regulatory requirements; conditions of the securities markets; Northern’s ability to raise or access capital; changes in accounting principles, policies or guidelines; and financial or political instability, health-related epidemics, acts of war or terrorism, and other economic, competitive, governmental, regulatory and technical factors affecting Northern’s operations, products and prices.

Northern has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond Northern’s control. Northern does not undertake any duty to update or revise any forward-looking statements, except as may be required by the federal securities laws.

CONTACT:

Mike Kelly, CFA
Chief Strategy Officer
952-476-9800
mkelly@northernoil.com

CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended March 31,
(In thousands, except share and per share data)	2021	2020
Revenues
Oil and Gas Sales	$157,331	$130,196
Gain (Loss) on Commodity Derivatives, Net	(135,935)	376,581
Other Revenue	1	8
Total Revenues	21,397	506,785

Operating Expenses
Production Expenses	34,312	37,335
Production Taxes	13,453	11,896
General and Administrative Expense	6,782	4,871
Depletion, Depreciation, Amortization and Accretion	31,221	61,809
Total Operating Expenses	85,768	115,911

Income (Loss) From Operations	(64,371)	390,875

Other Income (Expense)
Interest Expense, Net of Capitalization	(13,510)	(16,551)
Gain (Loss) on Unsettled Interest Rate Derivatives, Net	240	(677)
Loss on Extinguishment of Debt, Net	(12,594)	(5,527)
Contingent Consideration Loss	(125)	—
Other Income (Expense)	3	—
Total Other Income (Expense)	(25,986)	(22,755)

Income (Loss) Before Income Taxes	(90,357)	368,120

Income Tax Provision (Benefit)	—	(166)

Net Income (Loss)	$(90,357)	$368,286

Cumulative Preferred Stock Dividend	(3,830)	(3,729)

Net Income (Loss) Attributable to Common Stockholders	$(94,188)	$364,557

Net Income (Loss) Per Common Share – Basic*	$(1.73)	$9.03
Net Income (Loss) Per Common Share – Diluted*	$(1.73)	$7.33
Weighted Average Common Shares Outstanding – Basic*	54,538,099	40,366,253
Weighted Average Common Shares Outstanding – Diluted*	54,538,099	49,721,264
___________
*Adjusted for the 1-for-10 reverse stock split.

CONDENSED BALANCE SHEETS

(In thousands, except par value and share data)	March 31, 2021	December 31, 2020
Assets	(Unaudited)
Current Assets:
Cash and Cash Equivalents	$2,729	$1,428
Accounts Receivable, Net	94,804	71,015
Advances to Operators	431	476
Prepaid Expenses and Other	2,455	1,420
Derivative Instruments	2,005	51,290
Total Current Assets	102,424	125,629

Property and Equipment:
Oil and Natural Gas Properties, Full Cost Method of Accounting
Proved	4,431,977	4,393,533
Unproved	9,621	10,031
Other Property and Equipment	2,502	2,451
Total Property and Equipment	4,444,100	4,406,015
Less – Accumulated Depreciation, Depletion and Impairment	(3,701,715)	(3,670,811)
Total Property and Equipment, Net	742,385	735,204

Derivative Instruments	356	111
Acquisition Deposit	17,500	—
Other Noncurrent Assets, Net	10,578	11,145

Total Assets	$873,243	$872,089

Liabilities and Stockholders' Equity (Deficit)
Current Liabilities:
Accounts Payable	$40,788	$35,803
Accrued Liabilities	72,667	68,673
Accrued Interest	5,769	8,341
Derivative Instruments	35,108	3,078
Contingent Consideration	618	493
Current Portion of Long-term Debt	—	65,000
Other Current Liabilities	1,018	1,087
Total Current Liabilities	155,968	182,475

Long-term Debt	817,061	879,843
Derivative Instruments	61,987	14,659
Asset Retirement Obligations	18,884	18,366
Other Noncurrent Liabilities	26	50

Total Liabilities	$1,053,926	$1,095,393

Commitments and Contingencies (Note 8)

Stockholders’ Equity (Deficit)
Preferred Stock, Par Value $.001; 5,000,000 Shares Authorized; 2,218,732 Series A Shares Outstanding at 3/31/2021 2,218,732 Series A Shares Outstanding at 12/31/2020	2	2

Common Stock, Par Value $.001; 135,000,000* Shares Authorized; 60,361,547* Shares Outstanding at 3/31/2021 45,908,779* Shares Outstanding at 12/31/2020	462	448
Additional Paid-In Capital	1,689,567	1,556,602
Retained Deficit	(1,870,714)	(1,780,356)
Total Stockholders’ Equity (Deficit)	(180,682)	(223,304)
Total Liabilities and Stockholders’ Equity (Deficit)	$873,243	$872,089
__________
*Adjusted for the 1-for-10 reverse stock split.

Non-GAAP Financial Measures

Adjusted Net Income, Adjusted EBITDA and Free Cash Flow are non-GAAP measures. Northern defines Adjusted Net Income (Loss) as net income (loss) excluding (i) (gain) loss on unsettled commodity derivatives, net of tax, (ii) loss on extinguishment of debt, net of tax, (iii) contingent consideration loss, net of tax, (iv) acquisition transaction costs, net of tax, and (v) gain on unsettled interest rate derivatives, net of tax. Northern defines Adjusted EBITDA as net income (loss) before (i) interest expense, (ii) income taxes, (iii) depreciation, depletion, amortization and accretion, (iv) non-cash stock-based compensation expense, (v) loss on extinguishment of debt, (vi) contingent consideration loss, (vii) acquisition transaction costs, (viii) (gain) loss on unsettled commodity derivatives, and (ix) gain on unsettled interest rate derivatives. Northern defines Free Cash Flow as cash flows from operations before changes in working capital and other items, less (i) capital expenditures, excluding non-budgeted acquisitions and (ii) preferred stock dividends. A reconciliation of each of these measures to the most directly comparable GAAP measure is included below.

Management believes the use of these non-GAAP financial measures provides useful information to investors to gain an overall understanding of current financial performance. Management believes Adjusted Net Income and Adjusted EBITDA provide useful information to both management and investors by excluding certain expenses and unrealized commodity gains and losses that management believes are not indicative of Northern’s core operating results. Management believes that Free Cash Flow is useful to investors as a measure of a company’s ability to internally fund its budgeted capital expenditures, to service or incur additional debt, and to measure success in creating stockholder value. In addition, these non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring Northern’s performance, and management believes it is providing investors with financial measures that most closely align to its internal measurement processes. The non-GAAP financial measures included herein may be defined differently than similar measures used by other companies and should not be considered an alternative to, or more meaningful than, the comparable GAAP measures. From time to time Northern provides forward-looking Free Cash Flow estimates or targets; however, Northern is unable to provide a quantitative reconciliation of the forward looking non-GAAP measure to its most directly comparable forward looking GAAP measure because management cannot reliably quantify certain of the necessary components of such forward looking GAAP measure. The reconciling items in future periods could be significant.

Reconciliation of Adjusted Net Income

	Three Months Ended March 31,
(In thousands, except share and per share data)	2021	2020
Net Income (Loss)	$(90,357)	$368,286
Add:
Impact of Selected Items:
(Gain) Loss on Unsettled Commodity Derivatives	128,638	(345,075)
Loss on Extinguishment of Debt	12,594	5,527
Contingent Consideration Loss	125	—
Acquisition Transaction Costs	2,511	—
Gain on Unsettled Interest Rate Derivatives	(240)	—
Selected Items, Before Income Taxes	143,627	(339,549)
Income Tax of Selected Items(1)	(13,051)	(7,041)
Selected Items, Net of Income Taxes	130,576	(346,589)
Adjusted Net Income	$40,219	$21,696

Weighted Average Shares Outstanding – Basic	54,538,099	40,366,253
Weighted Average Shares Outstanding – Diluted	64,537,237	49,721,264

Net Income (Loss) Per Common Share – Basic	$(1.66)	$9.12
Add:
Impact of Selected Items, Net of Income Taxes	2.40	(8.58)
Adjusted Net Income Per Common Share – Basic	$0.74	$0.54

Net Income (Loss) Per Common Share – Diluted	$(1.40)	$7.41
Add:
Impact of Selected Items, Net of Income Taxes	2.02	(6.97)
Adjusted Net Income Per Common Share – Diluted	$0.62	$0.44
______________
(1)For the three months ended March 31, 2021, this represents a tax impact using an estimated tax rate of 24.5%, which includes an adjustment of $22.1 million, for a change in valuation allowance. For the three months ended March 31, 2020, this represents a tax impact using an estimated tax rate of 24.5%, which includes an adjustment of 90.2 million, for a change in valuation allowance.

Reconciliation of Adjusted EBITDA

	Three Months Ended March 31,
(In thousands)	2021	2020
Net Income (Loss)	$(90,357)	$368,286
Add:
Interest Expense	13,510	16,551
Income Tax Provision (Benefit)	—	(166)
Depreciation, Depletion, Amortization and Accretion	31,221	61,809
Non-Cash Stock-Based Compensation	769	1,079
Loss on Extinguishment of Debt	12,594	5,527
Contingent Consideration Loss	125	—
Acquisition Transaction Costs	2,511	—
Gain on Unsettled Interest Rate Derivatives	(240)	—
(Gain) Loss on Unsettled Commodity Derivatives	128,638	(345,075)
Adjusted EBITDA	$98,770	$108,010

Reconciliation of Free Cash Flow

Three Months Ended March 31,
(In thousands)	2021
Net Cash Provided by Operating Activities	$62,766
Exclude: Changes in Working Capital and Other Items	20,814
Less: Capital Expenditures (1)	(38,085)
Less: Series A Preferred Dividends	(3,830)
Free Cash Flow	$41,664
_______________

(1) Capital expenditures are calculated as follows:

Three Months Ended March 31,
(In thousands)	2021
Cash Paid for Capital Expenditures	$52,672
Less: Non-Budgeted Acquisitions	(17,500)
Plus: Change in Accrued Capital Expenditures and Other	2,913
Capital Expenditures	$38,085